UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2008

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-33267 (Commission File Number)	43-1723043 (I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 20, 2008, the Board of Directors of Odyssey HealthCare, Inc. (the “Company”) unanimously approved the Second Amendment to the Second Amended and Restated Bylaws of the Company (the “Second Amendment”). The Second Amendment, which became effective as of May 20, 2008, revises certain terms regarding the election of directors to provide that when the number of nominees does not exceed the number of directors to be elected, directors shall be elected by the affirmative vote of stockholders holding a majority of the shares present in person or represented by proxy and entitled to vote in such election of directors, except that if the number of nominees exceeds the number of directors to be elected, the stockholders will instead elect the directors by a plurality vote. “Abstentions” and “broker non-votes” shall not be counted as votes cast either “for” or “against” the election of a director. The Second Amendment is attached hereto as Exhibit 3.1 and the text thereof is incorporated herein by reference.

Item 8.01	Other Events.
     In connection with the Second Amendment, on May 20, 2008, the Board of Directors of the Company unanimously approved an amendment to the Company’s Corporate Governance Guidelines to institute certain resignation procedures for a director who fails to receive a majority of the stockholder vote in an uncontested election. The Board of Directors is not obligated to accept a director resignation. The Company’s Corporate Governance Guidelines, as amended, are posted on the Company’s website at www.odsyhealth.com under the Investor Relations tab.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

3.1	Second Amendment to the Second Amended and Restated Bylaws of Odyssey HealthCare, Inc., effective as of May 20, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.
Date: May 20, 2008	By:	/s/ R. Dirk Allison
R. Dirk Allison
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Second Amendment to the Second Amended and Restated Bylaws of Odyssey HealthCare, Inc., effective as of May 20, 2008.